                                   EXHIBIT A

                AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D


         The undersigned, in accordance with Rule 13d-1(f)(1)(iii) of the Rules and Regulations under the Securities and Exchange Act of 1934, as amended, hereby agree that the attached statement on Schedule 13D is filed on behalf of each of them.

April 18, 1996                        SERVICE CORPORATION INTERNATIONAL


                                     By: /s/ James M. Shelger
                                         --------------------------------------
                                     Name: James M. Shelger
                                           -----------------------------------
                                     Title: Senior Vice President, General
                                            ----------------------------------
                                            Counsel and Secretary
                                            ----------------------------------


                                     SOUTHWEST GUARANTY TRUST COMPANY


                                     By: /s/ William E. Mercer
                                         -------------------------------------
                                     Name: William E. Mercer
                                           -----------------------------------
                                     Title: Chairman of the Board and CEO
                                            ----------------------------------


                                     SUN BANK, NATIONAL ASSOCIATION


                                     By: /s/ Kathryn R. Broecker
                                         -------------------------------------
                                     Name: Kathryn R. Broecker
                                           -----------------------------------
                                     Title: Assistant Vice President
                                            ----------------------------------